As filed with the Securities and Exchange Commission on October 27, 2005
                                                       Registration No. 333-____
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                                     ABB Ltd
             (Exact Name of Registrant as Specified in Its Charter)

                 Switzerland                          Not Applicable
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)
                               Affolternstrasse 44
                                 CH-8050 Zurich
                                   Switzerland
                    (Address of Principal Executive Offices)
                                   ----------

       ABB Employee Share Acquisition Plan - US Share Acquisition Sub-Plan
                            (Full Title of the Plan)
                                   ----------

                                  E. Barry Lyon
                            Assistant General Counsel
                                ABB Holdings Inc.
                                  501 Merritt 7
                           Norwalk, Connecticut 06856
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                      of Agent For Service: (203) 750-2481

                          Copy to: Gregory Pryor, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
   Title Of Each Class of Securities         Amount To         Proposed Maximum           Proposed Maximum         Amount of
            To Be Registered                    Be            Offering Price per         Aggregate Offering      Registration
                                           Registered(1)           Share(2)                   Price(2)                Fee
-------------------------------------------------------------------------------------------------------------------------------
Registered Shares, par value CHF 2.50(3)    10,000,000              $6.965                  $69,650,000            $8,197.81
===============================================================================================================================
(1)  The number of Registered Shares ("Shares") being registered represents the estimated maximum number of shares that may be issued under the ABB
     Employee Share Acquisition Plan to persons resident in the United States.
     This Registration Statement on Form S-8 shall also cover any additional
     Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Shares of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended
     (the "Securities Act"). The maximum aggregate offering price of the Shares is based on the amount of Shares to be registered, multiplied by the average of the high and low sale prices for the American Depositary Shares
     (each representing one Share) on the New York Stock Exchange on October 21,
     2005.

(3)  American Depositary Shares issuable on deposit of the Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-13346) of the Registrant.
                                                          -----------
===============================================================================================================================

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement and made a part hereof:

     1. The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (including the description of share capital contained therein) filed with the Commission on May 27, 2005; and

     2. The Registrant's Reports on Form 6-K furnished to the Commission on February 17, 2005, February 25, 2005, March 22, 2005, April 19, 2005, April 22,
2005, April 29, 2005, May 18, 2005, June 30, 2005, July 5, 2005, July 28, 2005,
August 4, 2005, August 23, 2005, September 7, 2005 and September 28, 2005.

     All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Except as hereinafter set forth, neither the Articles of Incorporation of the Registrant nor any contract or other arrangement contains any provision under which any director or officer of the Registrant is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such. In addition, according to Homburger Rechtsanwalte, our

Swiss counsel, there is no provision of Swiss law providing for any such indemnification of directors or officers. The Registrant has obtained directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number    Description

     4.1 Articles of Incorporation of the Registrant. Incorporated by reference to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission on April 9, 2004.

     4.2 Form of Amended and Restated Deposit Agreement, among the Registrant, Citibank, N.A., as Depositary, and the holders and beneficial owners from time to time of American Depositary Shares issued thereunder. Incorporated by reference to Exhibit (a)(i) to Post-Effective Amendment No. 1 on Form F-6 (File No. 333-13346) filed by the Registrant with the Securities and Exchange Commission on May 7, 2001.

     4.3  Form of American Depositary Receipt (included in Exhibit 4.2).

     4.4  ABB Employee Share Acquisition Plan - US Schedule and Plan Rules.

     5.1  Opinion of Homburger Rechtsanwalte.

     23.1 Consent of Homburger Rechtsanwalte (included in Exhibit 5.1 to this Registration Statement).

     23.2 Consent of Ernst & Young AG.

     23.3 Consent of Price Waterhouse.

     23.4 Consent of KPMG Bohlins AB.

     24 Power of Attorney (included on signature pages of this Registration Statement).


Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zurich, Switzerland, on this 27th day of October, 2005.




                                   ABB LTD



                                   By:  /s/ Michel Demare
                                        -------------------------------------
                                        Name:  Michel Demare
                                        Title: Chief Financial Officer



                                   By:  /s/ Richard A. Brown
                                        -------------------------------------
                                        Name:  Richard A. Brown
                                        Title: Group Vice President and
                                               Assistant General Counsel

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Kindle, Michel Demare, Richard Gruenhagen, Richard A. Brown, E. Barry Lyon and Alfred Storck, and any two of them acting jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of two of them acting jointly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 27, 2005.


         Signature                    Title
         ---------                    -----

/s/ Fred Kindle                        President and Chief Executive Officer
---------------------------------      (principal executive officer)
Fred Kindle

/s/ Jurgen Dormann                    Chairman of the Board of Directors
---------------------------------
Jurgen Dormann

/s/ Michel Demare                     Chief Financial Officer
---------------------------------     (principal financial officer)
Michel Demare

/s/ Richard Gruenhagen                Head of Group Accounting and Consolidation
---------------------------------     (principal accounting officer)
Richard Gruenhagen

/s/ Roger Agnelli                     Director
---------------------------------
Roger Agnelli

/s/ Louis R. Hughes                   Director
---------------------------------
Louis R. Hughes

/s/ Hans Ulrich Marki                 Director
---------------------------------
Hans Ulrich Marki

/s/ Michel de Rosen                   Director
---------------------------------
Michel de Rosen

/s/ Michael Treschow                  Director
---------------------------------
Michael Treschow

/s/ Bernd W. Voss                     Director
---------------------------------
Bernd W. Voss

/s/ Jacob Wallenberg                  Director
---------------------------------
Jacob Wallenberg



ABB HOLDINGS INC.,
 its duly authorized representative
 in the United States

By: /s/ E. Barry Lyon
    -------------------------------------------
    Name:  E. Barry Lyon
    Title: Assistant General Counsel

                                  EXHIBIT INDEX

Exhibit
Number    Description

     4.1 Articles of Incorporation of the Registrant. Incorporated by reference to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission on April 9, 2004.

     4.2 Form of Amended and Restated Deposit Agreement, among the Registrant, Citibank, N.A., as Depositary, and the holders and beneficial owners from time to time of American Depositary Shares issued thereunder. Incorporated by reference to Exhibit (a)(i) to Post-Effective Amendment No. 1 on Form F-6 (File No. 333-13346) filed by the Registrant with the Securities and Exchange Commission on May 7, 2001.

     4.3  Form of American Depositary Receipt (included in Exhibit 4.2).

     4.4  ABB Employee Share Acquisition Plan - US Schedule and Plan Rules.

     5.1  Opinion of Homburger Rechtsanwalte.

     23.1 Consent of Homburger Rechtsanwalte (included in Exhibit 5.1 to this Registration Statement).

     23.2 Consent of Ernst & Young AG.

     23.3 Consent of Price Waterhouse.

     23.4 Consent of KPMG Bohlins AB.

     24 Power of Attorney (included on signature pages of this Registration Statement).